Exhibit 10.5
STOCK OPTION AGREEMENT

I.	HOLDER.

NAME:                                           FENG GAO

ADDRESS:

Cox Distributing, Inc. (the “Company”) hereby grants to FENG GAO (the “Holder”), an option to purchase 5,300,000 shares of the unregistered Common Stock, $.001 par value per share of the Company (“Shares”)  at an exercise price of $1.30 per Share (the “$1.30 Options”) and 2,000,000 Shares at an exercise price of $5.00 per Share (the “$5.00 Options”) subject to the terms and conditions of this Option Agreement, as follows (the “$1.30 Options” and the “$5.00 Options” are collectively referred to herein as the “Option” and the Shares issuable upon exercise of the Option is hereinafter referred to as the “Option Shares”):

DATE OF GRANT:                                                                                     June 27, 2008

II.	AGREEMENT.

1.           Grant of Option. The $1.30 Options must be exercised prior to September 30, 2008 and the $5.00 Options must be exercised prior to June 30, 2010.

2.           Exercise of Option. This Option shall be immediately exercisable, in whole or in part, by the Holder during its term as set forth herein.  In addition, the Company may, upon at least five (5) days prior written notice, demand that the Holder of this Option purchase all or part of the Shares subject to the $1.30 Option that have not been exercised by the Holder at the exercise price for the $1.30 Options set forth in this Option.

3.           Method of Payment. Payment of the aggregate exercise price for the Shares subject to the Option shall be by cash.

4.	Disposition of Options or Shares.

(a) The Holder of this Option and/or any transferee hereof or of the Option Shares by its acceptance hereof or thereof, hereby understands and agrees that neither this Option nor the Option Shares have been registered under either the Securities Act of 1933 or applicable state securities laws (the “State Acts”) and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel or submission to the Company of such evidence as may be reasonably satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Securities Act of 1933 and the State Acts. It shall be a condition to the transfer of this Option that any transferee hereof deliver to the Company its written agreement to accept and be bound by all of the representations, terms and conditions of this Option. This Option shall not be assignable except upon the express written consent of the Company.

(b) The stock certificates of the Company that will evidence the Option Shares may be imprinted with a conspicuous legend in substantially the following form:

“The securities represented by this certificate have not been registered under either the Securities Act of 1933 or applicable state securities laws and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel or submission to the Company of such other evidence as may be reasonably satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Securities Act of 1933 and applicable state securities laws.”

The Company has not agreed to register any of the Option Shares for distribution in accordance with the provisions of the Securities Act of 1933 or the State Acts. Except as otherwise set forth herein, the Company has not agreed to comply with any exemption from registration under the Securities Act of 1933 or the State Acts for the resale of such Shares. Hence, it is the understanding of the Holder that by virtue of the provisions of certain rules respecting “restricted securities” promulgated by the U.S. Securities and Exchange Commission, all or part of the Option Shares may be required to be held indefinitely, unless and until registered under the Securities Act of 1933 and the State Acts, or unless an exemption from such registration is available (in which case the Holder may still be limited as to the number of such Shares that may be sold).

5.           Term of Option.

This Option may be exercised only within the term set forth on the first page of this Option Agreement, and may be exercised during such term only in accordance with the terms of this Option.

6.           Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s address listed herein, and, in the case of the Holder, to the Holder’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

7.           No Rights of Stockholders. Neither the Holder nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any of the Option Shares, in whole or in part, prior to the date of exercise of the Option.

8.           Entire Agreement; Governing Law. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder's interest except by means of a writing signed by the Company and Holder. This Agreement is governed by the internal substantive laws of the state of New York.

HOLDER:	COX DISTRIBUTING, INC.

/s/ Feng Gao FENG GAO 25 Mcaker Ct, 110 San Mateo, CA 94403	By: /s/ Stephen E. Cox Name: Stephen E. Cox Title: Chief Executive Officer Address for notices: c/o Richard Anslow, Esq. Anslow & Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726

EXHIBIT B TO STOCK OPTION AGREEMENT
EXERCISE NOTICE

COX DISTRIBUTING, INC.

1.           Exercise of Option. Effective as of ___________, ____, the undersigned ("Holder") hereby elects to exercise Holder's option to purchase ________ shares of the Common Stock, $.001 par value per share (the "Shares") pursuant to the (select one) __ $1.30 Options; or ___ $5.00 Options) of Cox Distributing, Inc. (the "Company") under and pursuant to the Stock Option Agreement dated June 27, 2008 (the "Option Agreement").

2.           Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

3.           Governing Law. This Exercise Notice is governed by the internal substantive laws of the state of New York.

Submitted by:

HOLDER

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